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                                                                     Exhibit 16



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

                            Castle Energy Corporation
                            -------------------------

We have read Item 4 of Castle Energy Corporation's Form 8-K dated February 11, 1997 and are in agreement with the statements contained therein.




PRICE WATERHOUSE LLP

Philadelphia, PA
February 11, 1997